Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-8 No. 333-74398) of The Knot, Inc.,

(2) Registration Statement (Form S-8 No. 333-96179) of The Knot, Inc.,

(3) Registration Statement (Form S-8 No. 333-41960) of The Knot, Inc.,

(4) Registration Statement (Form S-8 No. 333-113824) of The Knot, Inc.,

(5) Registration Statement (Form S-3 No. 333-111060) of The Knot, Inc.,

(6) Registration Statement (Form S-3 No. 333-124177) of The Knot, Inc.,

(7) Registration Statement (Form S-8 No. 333-141275) of The Knot, Inc.,

(8) Registration Statement (Form S-8 No. 333-159455) of The Knot, Inc.,

(9) Registration Statement (Form S-3 No. 333-165461) of The Knot, Inc.,

(10) Registration Statement (Form S-3 No. 333-135878) of The Knot, Inc. and

(11) Registration Statement (Form S-3 No. 333-135877) of The Knot, Inc.

of our reports dated March 16, 2011, with respect to the consolidated financial statements and schedule of The Knot, Inc. and the effectiveness of internal control over financial reporting, included in this Annual Report (Form 10-K) of The Knot, Inc. for the year ended December 31, 2010.

/s/ ERNST & YOUNG LLP

New York, New York

March 16, 2011